UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 3, 2006

CNL HOTELS & RESORTS, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	0-24097 (Commission File Number)	59-3396369 (IRS Employer Identification No.)
420 South Orange Avenue, Suite 700, Orlando, Florida 32801 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (407) 650-1510

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 3.03. Material Modification to Rights of Security Holders.

On August 7, 2006, CNL Hotels & Resorts, Inc. (the “Company”), after receiving approval by its stockholders at the adjourned Special Meeting of Stockholders held on August 3, 2006 (the “Special Meeting”) as further described below, filed Articles of Amendment and Restatement with the State Department of Assessments and Taxation of the State of Maryland (the “SDAT”) to amend and restate the Company’s charter (the “Charter”) as follows:

•	Section 2.1 of the Charter was amended to eliminate the ability of stockholders to fill vacancies on the Board of Directors;

•	Section 2.4 of the Charter was amended to eliminate the ability of stockholders to remove members of the Board of Directors without cause;

•
Section 3.2 of the Charter was amended to eliminate or diminish the ability of stockholders to prevent amendments to the Company’s bylaws by the Board of Directors which would adversely affect stockholders’ rights;

•
the Charter was amended to provide that, to the extent permitted by Maryland law, the Board of Directors, by a majority vote of the entire Board of Directors and without any action by stockholders, may amend the Charter from time to time to increase or decrease the aggregate number of authorized equity shares or the number of shares of stock of any class or series that the Company has the authority to issue;

•
Section 6.1 of the Charter was amended, the effect of which is to increase the threshold necessary for stockholders to call a special meeting from 10 percent of the shares then outstanding and entitled to vote to a majority of the shares then outstanding and entitled to vote;

•	Article VI of the Charter was amended to diminish the ability of stockholders to access certain corporate records and obtain a stockholder list; and

•
Article VIII of the Charter was amended, the effect of which is to (i) reduce from two-thirds to a majority the affirmative vote of outstanding shares entitled to vote on a matter necessary to effect amendments which would change any rights with respect to any class of outstanding securities by reducing the amount payable thereon upon liquidation or by diminishing or eliminating voting rights pertaining thereto, (ii) remove certain restrictions on transactions involving an affiliate of the Company and (iii) remove certain restrictions on roll-up transactions.

The foregoing description of the Charter is not intended to be complete and is qualified in its entirety by reference to the Company’s Articles of Amendment and Restatement filed herewith as Exhibit 3.1.

Item 8.01. Other Events.

On August 3, 2006, the Company duly reconvened the Special Meeting, which had been previously adjourned on July 31, 2006, and June 20, 2006, with respect to Proposal III - The Two-Thirds Vote Charter Amendment Proposal (“Proposal III”), which relates to amendments to the Charter requiring the affirmative vote of the holders of at least two-thirds of the Company’s outstanding common shares and certain amendments to the Company’s bylaws to reflect corresponding conforming changes to the bylaws (as more fully described in the Company’s definitive Proxy Statement dated May 10, 2006, and filed with the Securities and Exchange Commission on May 12, 2006). At the reconvened Special Meeting, Proposal III was approved by the Company’s stockholders of record. Accordingly, all proposals contained in the Proxy Statement have been approved by the Company’s stockholders of record.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

3.1 Articles of Amendment and Restatement of CNL Hotels & Resorts, Inc., dated August 7, 2006 (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNL Hotels & Resorts, Inc.

Date: August 11, 2006	By:	/s/ Mark E. Patten
Name: Mark E. Patten
Title: Senior Vice President and Chief Accounting Officer

Exhibit Index

3.1 Articles of Amendment and Restatement of CNL Hotels & Resorts, Inc., dated August 7, 2006 (filed herewith).